                                                                   EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                  __________
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305-(B) (2)
                                   _________
                      IBJ WHITEHALL BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

New York                                             13-5375195
(State of Incorporation                              (I.R.S. Employer
if not a U.S. national bank)                         Identification No.)

One State Street, New York, New York 10004
(Address of principal executive offices) (Zip code)

                   Terence Rawlins, Assistant Vice President
                      IBJ Whitehall Bank & Trust Company
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                                Domino's, Inc.
          (Exact name of each registrant as specified in its charter)


Delaware                                                38-3025165
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

                             Domino's Pizza, Inc.
          (Exact name of each registrant as specified in its charter)

Michigan                                                38-1741243
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

                        Domino's Franchise Holding Co.
          (Exact name of each registrant as specified in its charter)

Michigan                                                38-3401169
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

                           Metro Detroit Pizza, Inc.
          (Exact name of each registrant as specified in its charter)

Michigan                                                38-3068735
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

                      Domino's Pizza International, Inc.
          (Exact name of each registrant as specified in its charter)

Delaware                                                52-1291464
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

              Domino's Pizza International Payroll Services, Inc.
          (Exact name of each registrant as specified in its charter)

Florida                                                 38-2978908
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)

              Domino's Pizza - Government Services Division, Inc.
          (Exact name of each registrant as specified in its charter)

Texas                                                   38-3105323
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, MI                                           48106
(Address of principal executive office)                 (Zip code)


                  10-3/8% Senior Subordinated Notes due 2009
                        (Title of Indenture Securities)

Item 1.   General information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department
              Two Rector Street
              New York, New York

              Federal Deposit Insurance Corporation
              Washington, D.C.

              Federal Reserve Bank of New York
              Second District
              33 Liberty Street
              New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

              Yes

Item 2.   Affiliations with the Obligors.

          If the obligors are an affiliate of the trustee, describe each such affiliation.

          The obligors are not an affiliate of the trustee.

Item 13.  Defaults by the Obligors.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

              None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

              None

Item 16.  List of exhibits.

          List below all exhibits filed as part of this statement of eligibility.

*1. A copy of the Charter of IBJ Whitehall Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460 & 333-46849).

*2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

*3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

*4.  A copy of the existing By-Laws of the trustee, as amended to date (See
     Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 333-46849).

5.   Not Applicable

6. The consent of United States institutional trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                     NOTE
                                     ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of March, 1999.



                    IBJ WHITEHALL BANK & TRUST COMPANY



                    By:   /s/Terence Rawlins
                        ------------------------------
                          Terence Rawlins
                          Assistant Vice President

                                   EXHIBIT 6

                              CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Domino's, Inc., of it's 10 3/8% Senior Subordinated Notes due 2009, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                    IBJ WHITEHALL BANK & TRUST COMPANY



                    By:  /s/Terence Rawlins
                        ------------------------------
                         Terence Rawlins
                         Assistant Vice President




Dated: March 1, 1999

                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             Of New York, New York
                     And Foreign and Domestic Subsidiaries

                        Report as of December 31, 1998

                                                                              Dollar Amounts
                                                                                in Thousands
                                                                                ------------
                                    ASSETS
                                    ------
1.         Cash and balance due from depository institutions:
           a.    Non-interest-bearing balances and currency and coin..........    $   26,852
           b.    Interest-bearing balances....................................    $   17,489

2.         Securities:
           a.    Held-to-maturity securities..................................    $        0
           b.    Available-for-sale securities................................    $  207,069

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

           Federal Funds sold and Securities purchased under
           agreements to resell...............................................    $   80,389

4.         Loans and lease financing receivables:
           a.    Loans and leases, net of unearned income.....................    $2,033,599
           b.    LESS: Allowance for loan and lease losses....................    $   62,853
           c.    LESS: Allocated transfer risk reserve........................    $        0
           d.    Loans and leases, net of unearned income, allowance, and
                 reserve......................................................    $1,970,746

5.         Trading assets held in trading accounts............................    $      848

6.         Premises and fixed assets (including capitalized leases)...........    $    1,583

7.         Other real estate owned............................................    $        0

8.         Investments in unconsolidated subsidiaries and associated companies    $        0

9.         Customers' liability to this bank on acceptances outstanding.......    $      340

10.        Intangible assets..................................................    $   11,840

11.        Other assets.......................................................    $   66,691

12.        TOTAL ASSETS.......................................................    $2,383,847

                                  LIABILITIES
                                  -----------

13.        Deposits:

           a.    In domestic offices............................................  $  804,562

           (1)   Noninterest-bearing............................................  $  168,822
           (2)   Interest-bearing...............................................  $  635,740

           b.    In foreign offices, Edge and Agreement subsidiaries, and
                 IBFs...........................................................  $  885,076

           (1)   Noninterest-bearing............................................  $   16,554
           (2)   Interest-bearing...............................................  $  868,522

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

           Federal Funds purchased and Securities sold under
           agreements to repurchase.............................................  $  225,000

15.        a.    Demand notes issued to the U.S. Treasury.......................  $      674
           b.    Trading Liabilities............................................  $      560

16.        Other borrowed money:
           a.    With a remaining maturity of one year or less..................  $   38,002
           b.    With a remaining maturity of more than one year................  $    1,375
           c.    With a remaining maturity of more than three years.............  $    1,550

17.        Not applicable.

18.        Bank's liability on acceptances executed and outstanding.............  $      340

19.        Subordinated notes and debentures....................................  $  100,000

20.        Other liabilities....................................................  $   74,502

21.        TOTAL LIABILITIES....................................................  $2,131,641

22.        Limited-life preferred stock and related surplus.....................  $      N/A

                                EQUITY CAPITAL

23.        Perpetual preferred stock and related surplus........................  $        0

24.        Common stock.........................................................  $   28,958

25.        Surplus (exclude all surplus related to preferred stock).............  $  210,319

26.        a.    Undivided profits and capital reserves.........................  $   11,655

           b.    Net unrealized gains (losses) on available-for-sale
                 securities.....................................................  $    1,274

27.        Cumulative foreign currency translation adjustments..................  $        0

28.        TOTAL EQUITY CAPITAL.................................................  $  252,206

29.        TOTAL LIABILITIES AND EQUITY CAPITAL.................................  $2,383,847